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                                                                       Exhibit 5


                                 August 27, 1999



Avant! Corporation
46871 Bayside Parkway
Fremont, California 94538

                  Re: Avant! Corporation Registration Statement for Offering of 1,272,352 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,272,352 shares of Common Stock available for issuance upon the Company's assumption of the options granted under the Chrysalis Symbolic Design, Inc. 1993 Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Chrysalis Symbolic Design, Inc. 1993 Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Avant! Corporation's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

              /s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
              -------------------------------------------------------------
              Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP